Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
AerSale Corporation	Delaware
Monocle Parent, LLC	Delaware
AerSale Aviation, Inc.	Delaware
AerSale, Inc.	Delaware
AerSale Component Solutions, Inc.	New Mexico
Avborne Accessory Group, Inc.	Delaware
Aircraft Composite Technologies, Inc.	Florida
Aircraft MSN 24125 Trust	Utah Trust
AerSale Aviation Limited	Ireland
AerSale 25362 Aviation Limited	Ireland
AerSale 25430 Aviation Limited	Ireland
AerSale 27043 Aviation Limited	Ireland
AerSale 27469 Aviation Limited	Ireland
AerSale 27910 Aviation Limited	Ireland
AerSale 28149 Aviation Limited	Ireland
AerSale Ireland 1 Limited	Ireland
Gables MSN 26343 Limited	Ireland
Coral Gables 1 Limited	Ireland
Coral Gables 2 Limited	Ireland
AerSale Labuan 1 Limited	Labuan (Malaysia)
Qwest Air Parts, LLC	Florida
Q2 Aviation LLC	Tennessee
AerSale 23440 LLC	Delaware
AerSale 23441 LLC	Delaware
AerSale 23765 LLC	Delaware
AerSale 24423 LLC	Delaware
AerSale 25212 LLC	Delaware
AerSale 25260 LLC	Delaware
AerSale 25313 LLC	Delaware
AerSale 25314 LLC	Delaware
AerSale 25417 LLC	Delaware
AerSale 26342 LLC	Delaware
AerSale 26343 LLC	Delaware
AerSale 26346 LLC	Delaware
AerSale 27043 LLC	Delaware
AerSale 27469 LLC	Delaware
AerSale 27910 LLC	Delaware
AerSale 27094 LLC	Delaware
AerSale USA 1 LLC	Delaware
AerSale USA 2 LLC	Delaware
AerSale USA 2 Sub LLC	Delaware